UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Silverleaf Resorts, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
Dear Shareholder:
     The Special Meeting of Shareholders (“Special Meeting”) of Silverleaf Resorts, Inc. (“Silverleaf,” “Company,” “we,” “us,” or “our”) will be held at Silverleaf’s offices at 1221 River Bend Drive, Suite 120, Dallas, Texas 75247 on July 29, 2008 at 8:00 a.m. to:
1.	approve the Silverleaf Resorts, Inc. 2008 Stock Option Plan; and

2.	transact such other business as may properly be brought before the Special Meeting or any adjournments or postponements thereof.
     The Board of Directors has approved the Silverleaf Resorts, Inc. 2008 Stock Option Plan (the “2008 Plan”) and recommends that you vote FOR approval of the 2008 Plan. Shareholders of record at the close of business on June 18, 2008 are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. A complete list of shareholders entitled to vote at the Special Meeting will be maintained in Silverleaf’s offices for ten days prior to the meeting.
     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE THE PROXY AND VOTE THE SHARES HELD IN YOUR NAME. HOWEVER, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, YOUR VOTE IN PERSON AT THE SPECIAL MEETING WILL NOT BE EFFECTIVE UNLESS YOU HAVE OBTAINED AND PRESENT A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.
By Order of the Board of Directors,

SANDRA G. CEARLEY
Secretary
Dallas, Texas
July 7, 2008

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
PROXY STATEMENT SPECIAL MEETING OF SHAREHOLDERS
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
ANNUAL REPORT AND OTHER FINANCIAL INFORMATION
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
BENEFICIAL OWNERS OF SILVERLEAF COMMON STOCK
PROPOSAL 1 APPROVAL OF 2008 STOCK OPTION PLAN
EXECUTIVE COMPENSATION
CEO NON-EQUITY INCENTIVE PLAN COMPENSATION FOR 2007
ESTIMATE OF ROBERT E. MEAD’S POTENTIAL POST-EMPLOYMENT PAYMENTS
ESTIMATE OF HARRY J. WHITE, JR.’S POTENTIAL POST-EMPLOYMENT PAYMENTS
ESTIMATE OF SHARON K. BRAYFIELD’S POTENTIAL POST-EMPLOYMENT PAYMENTS
ESTIMATE OF DAVID T. O’CONNOR’S POTENTIAL POST-EMPLOYMENT PAYMENTS
ESTIMATE OF THOMAS J. MORRIS’ POTENTIAL POST-EMPLOYMENT PAYMENTS
DIRECTOR COMPENSATION
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007
COMPENSATION COMMITTEE REPORT
OTHER MATTERS AT MEETING
SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

SILVERLEAF RESORTS, INC.
PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
     We are mailing this Proxy Statement, with the accompanying proxy card, to you on or about July 7, 2008 in connection with the solicitation of proxies by the Board of Directors of Silverleaf for the Special Meeting of Shareholders (the “Special Meeting”) to be held on July 29, 2008, and any adjournment or postponement of that meeting. You are invited to attend the meeting, and we request that you vote on the proposals described in this Proxy Statement. You do not need to attend the meeting in person to vote your shares. You may simply complete, sign and return your proxy card in order to have your shares voted at the meeting on your behalf.
What am I voting on?
     You are voting to approve the Silverleaf Resorts, Inc. 2008 Stock Option Plan.
Who can attend and vote at the meeting?
     Shareholders of record at the close of business on June 18, 2008, are entitled to attend and vote at the meeting. Each share of our common stock is entitled to one vote on all matters to be voted on at the meeting, and can be voted only if the record owner is present to vote or is represented by proxy. The proxy card provided with this Proxy Statement indicates the number of shares of common stock that you own and are entitled to vote at the meeting.
What constitutes a quorum at the meeting?
     The presence at the meeting, in person or represented by proxy, of the holders of a majority of our common stock outstanding on June 18, 2008, the record date, will constitute a quorum for purposes of the meeting. On the record date, 38,068,154 shares of our common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked “abstain” and so-called “broker non-votes” (described below) will be counted as present.
How do I vote by proxy?
     If you properly fill in your proxy card and our transfer agent receives it in time to vote at the meeting, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. No postage is required if your proxy card is mailed in the United States in the return envelope that has been enclosed with this Proxy Statement.
     If you sign, date and return the proxy card but do not specify how your shares are to be voted, then the proxy will vote your shares FOR the approval of the 2008 Plan.
How do I vote if my shares are held by my broker?
     If your shares are held by your broker in “street name,” you will need to instruct your broker concerning how to vote your shares in the manner provided by your broker. If your shares are held in “street name” and you wish to vote them in person at the meeting, you must obtain from your broker a properly executed legal proxy, identifying you as a Silverleaf shareholder, authorizing you to act on behalf of the broker at the meeting and specifying the number of shares with respect to which the authorization is granted.
What discretion does my broker have to vote my shares held in “street name”?
     A broker holding your shares in “street name” must vote those shares according to any specific instructions it receives from you. If specific instructions are not received, your broker generally may vote your shares in its discretion, depending on the type of proposal involved. Under the rules of the NASDAQ Stock Market, LLC (“NASDAQ”), there are certain matters on which brokers may not vote without specific instructions from you. A broker may not vote on Proposal No. 1 without specific instructions from you. If you have not specifically instructed your broker how to vote your shares, your shares will not be voted on Proposal No. 1, giving rise to what is called a “broker non-vote.” Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum for the transaction of business, but for purposes of determining the number of shares voting on Proposal No. 1, broker non-votes will not be counted as votes cast or shares voting and, therefore, will have no effect on the outcome of the vote on that matter.
Can I change my vote after I return my proxy card?
     Yes. You may change your vote at any time before your proxy is exercised. To change your vote, you may:
•	Deliver to our corporate secretary not later than July 28, 2008 a written notice revoking your earlier vote; or

•	Deliver to our transfer agent a properly completed and signed proxy card with a later date; or

•	Vote in person at the meeting.
     Your attendance at the meeting will not be deemed to revoke a previously-delivered proxy unless you clearly indicate at the meeting that you intend to revoke your proxy and vote in person.
How are votes counted?
     Approval of the 2008 Plan and of all other business that may properly come before the meeting require the favorable vote of a majority of the votes cast on the matter. Abstentions and broker non-votes will have no effect on the outcome of voting on these matters.
How is Silverleaf soliciting proxies?
     We bear the cost of preparing, assembling and mailing the proxy material relating to the solicitation of proxies by the Board of Directors for the meeting. In addition to the use of the mails, certain of our officers and regular employees may, without additional compensation, solicit proxies in person, by telephone or other means of communication. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares, and will reimburse those record holders for their reasonable expenses in transmitting this material.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
     Certain of the executive officers, including the Named Executive Officers, and the non-employee Directors of the Company, will be granted options to purchase shares of the Company’s common stock under the 2008 Plan which shareholders are being asked to approve pursuant to Proposal 1 below. A complete description of the 2008 Plan is set forth in Proposal 1. The Board of Directors and the Company believe it is in the best interests of the shareholders that it have sufficient options available to use as incentive compensation for the current and future officers, directors and key employees necessary for the Company’s success. If the 2008 Plan is not approved by shareholders, there are insufficient shares of common stock available under the Company’s 2003 Stock Option Plan for this purpose.
ANNUAL REPORT AND OTHER FINANCIAL INFORMATION
     Copies of this Notice of Special Meeting and Proxy Statement and Silverleaf’s 2007 Form 10-K, including financial statements but excluding exhibits, may be obtained without charge by written request to the Corporate Secretary. All such requests should be directed to Sandra G. Cearley, Secretary, Silverleaf Resorts, Inc., 1221 River Bend Drive, Suite 120, Dallas, Texas 75247. You can also obtain a copy of our Form 10-K and other periodic filings from the SEC’s EDGAR database at www.sec.gov or from our website at www.silverleafresorts.com.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS
     The following table sets forth the beneficial ownership of Silverleaf’s Common Stock on June 18, 2008 by (i) each current director and the Named Executive Officers (as defined below) (ii) all directors and executive officers as a group, and (iii) those persons known to Silverleaf to be the beneficial owners of more than five percent of the outstanding shares.
BENEFICIAL OWNERS OF SILVERLEAF COMMON STOCK

		Shares	Percent
		Beneficially	of
Name of Beneficial Owner(a)	Position	Owned	Class (b)

Robert E. Mead (c)	Chairman and Chief Executive Officer	9,349,417	24.56
Sharon K. Brayfield (c)(d)	President	624,786	1.62
David T. O’Connor (c)(e)	Executive Vice President — Sales	518,269	1.36
Harry J. White, Jr.(c)(f)	Vice President — Treasurer	455,269	1.19
Thomas J. Morris (c)(g)	Executive Vice President — Capital Markets & Strategic Planning	267,000	*
J. Richard Budd (h)(i)	Director	236,867	*
James B. Francis, Jr. (j)(k)	Director	135,000	*
Herbert B. Hirsch (l)	Director	115,000	*
Rebecca Janet Whitmore (m)	Director	283,100	*
All Directors and Executive Officers as a Group (14 persons) (n)		12,814,989	31.93
Grace Brothers, Ltd. (o)		7,179,857	18.86
Andreeff Equity Advisors, L.L.C. (p)		2,422,418	6.36
AXA Financial, Inc. (q)		2,059,652	5.41
Bonanza Capital, Ltd. (r)		2,329,100	6.12

*	Less than 1%.

(a)	Except as otherwise indicated, each beneficial owner has the sole power to vote and to dispose of all shares of Common Stock owned by such beneficial owner.

(b)	Pursuant to the rules of the Securities and Exchange Commission, in calculating percentage ownership, each person is deemed to beneficially own the shares subject to options exercisable within sixty days, but shares subject to options owned by others (even if exercisable within sixty days) are not deemed to be outstanding shares. In calculating the percentage ownership of the directors and officers as a group, the shares subject to options exercisable by directors and officers within sixty days are included within the number of shares beneficially owned.

(c)	The address of such person is 1221 River Bend Drive, Suite 120, Dallas, Texas 75247.

(d)	Includes options to purchase 538,269 shares of stock, which options are currently exercisable.

(e)	Includes options to purchase 518,269 shares of stock, which options are currently exercisable.

(f)	Includes options to purchase 70,000 shares of stock, which options are currently exercisable.

(g)	Includes options to purchase 267,000 shares of stock, which options are currently exercisable.

(h)	Includes options to purchase 115,000 shares of stock, which options are currently exercisable, and 61,867 shares held in a testamentary trust for the benefit of Mr. Budd’s wife and for which his wife serves as trustee. Mr. Budd disclaims beneficial interest of the shares held in the trust.

(i)	The address of such person is 58 Piping Rock Road, Locust Valley, New York 11560.

(j)	Includes options to purchase 135,000 shares of stock, which options are currently exercisable.

(k)	The address of such person is 2911 Turtle Creek Boulevard, Suite 925, Dallas, Texas 75219.

(l)	The address of such person is 64 Hurdle Fence Drive, Avon, Connecticut 06001.

(m)	The address of such person is 10305 Oaklyn Drive, Potomac, Maryland 20854.

(n)	Includes options to purchase 2,066,807 shares of stock, which options are currently exercisable.

(o)	This information is based upon information provided by Bradford T. Whitmore (“Whitmore”) on Form 4 filed by Whitmore with the Securities and Exchange Commission on April 17, 2008. Whitmore directly owns 1,061,032 shares, and Grace Brothers, Ltd. owns 6,118,825 shares. Whitmore and Spurgeon Corporation (“Spurgeon”) are the general partners of Grace. As general partners of Grace, Whitmore and Spurgeon may be deemed beneficial owners of the shares, although they disclaim beneficial ownership. Mr. Whitmore is the brother of Rebecca Janet Whitmore, a current director of Silverleaf. Mr. Whitmore was a member of an ad hoc committee of noteholders who nominated two persons, including Ms. Whitmore, for election to the Board of Directors pursuant to the terms of an exchange offer that Silverleaf completed in May 2002 with holders of its 10 1/2% Senior Subordinated Notes due 2008 (the “Exchange Offer”). Under the terms of the Exchange Offer the ad hoc committee nominated two directors to serve on Silverleaf’s Board of Directors until the 2003 Annual Meeting of Shareholders. Ms. Whitmore has been nominated by the Board of Directors for re-election as a director of Silverleaf each year since that time. Ms. Whitmore disclaims any beneficial interest in the shares owned by Grace and Whitmore.

(p)	This information is based upon information provided by Dane Andreeff (“Andreeff”) and Andreeff Equity Advisors, L.L.C. (“Andreeff Advisors”) on Amendment No. 3 to Schedule 13G dated February 14, 2008 filed with the Securities and Exchange Commission. Andreeff and Andreeff Advisors disclaim beneficial ownership in the shares reported except to the extent of their pecuniary interests therein.

(q)	This information is based upon information provided by AXA Financial, Inc. and its affiliates, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, and AXA, on Schedule 13G dated February 14, 2008 and filed with the Securities and Exchange Commission. AXA Financial, Inc. and its affiliates disclaim beneficial ownership in the shares reported except to the extent of their pecuniary interests therein.

(r)	This information is based upon information provided by Bonanza Capital, Ltd. (“Bonanza”) and Bonanza Master Fund, Ltd. (“Master Fund”) on Amendment No. 2 to Schedule 13G dated February 14, 2008 and filed with the Securities and Exchange Commission. Bonanza and Master Fund disclaim beneficial ownership in the shares reported except to the extent of their pecuniary interests therein.

PROPOSAL 1
APPROVAL OF 2008 STOCK OPTION PLAN
     Effective July 2, 2008, the Compensation Committee of the Board of Directors adopted the Silverleaf Resorts, Inc. 2008 Stock Option Plan (the “2008 Plan”) subject to shareholder approval. The Board of Directors ratified the 2008 Plan the same day. Pursuant to the proposed plan, 2,000,000 shares (“Shares”) of the Company’s common stock have been reserved for issuance under the 2008 Plan. Attached hereto as “Annex A” is a copy of the 2008 Plan.
     The Compensation Committee has through Silverleaf retained Hay Group, a nationally-recognized executive compensation consulting firm, to review the executive compensation structure of Silverleaf. Hay Group was also retained to advise the Compensation Committee in connection with the adoption of the 2008 Plan and the establishment of certain criteria which the Compensation Committee will consider in determining grants of options under the 2008 Plan. In its review, Hay Group will analyze the compensation paid by Silverleaf to its executive officers as compared to the compensation paid to individuals holding the same position in companies that are comparable to Silverleaf. The peer group selected by Hay Group consisted of the same companies which it utilized in 2006 in assessing the compensation structure for Robert E. Mead, our chief executive officer, except the analysis does not include Sunterra as the company went private after its acquisition by Diamond Resorts International. The companies included within the peer group are listed below in the section entitled “Executive Compensation.”
Criteria for issuance of Options
     As a result of the executive compensation study conducted by Hay Group, the Compensation Committee determined that, in general, total direct compensation for its executive officers (other than Mr. Mead whose compensation was not included in the study) is below the 50th percentile of the market. To better align pay with performance and with the interest of shareholders, the Compensation Committee believes that stock option grants should be an integral part of our compensation structure for selected individuals. To determine who is eligible to participate in the 2008 Plan, the Compensation Committee will review a variety of criteria, including the individual performance of employees, along with their position in the organization, tenure, future potential with Silverleaf, competitiveness of the individual’s current compensation package to the marketplace, and the need to retain these individuals to ensure our success. From time to time, the Compensation Committee may consider making grants under other special circumstances, such as, recruiting new executive talent, promoting an executive officer, and retaining key individuals.
     The Compensation Committee believes stock options align employees well with shareholders, as the employee benefits only if our stock price appreciates from the grant date through the exercise date. Because the value that may be earned through stock options is dependent upon an increase in our stock price, the Compensation Committee views stock option grants as a critical link between compensation program design and the creation of shareholder value.
     The Company has not made equity grants to its executives since 2003, with the exception of Mr. Morris, who received a stock option grant at the time of his employment in 2005. All of the stock options granted to executive officers of the Company are vested and exercisable, with the exception of the Mr. Morris’ options. Mr. Morris’ stock options will become fully exercisable in August 2008. Future stock option grants by the Compensation Committee will most likely vest over multiple years. The Compensation Committee believes that multiple-year vesting is necessary to provide incentive for our employees to remain with us.
Description of the 2008 Plan
     The purpose of the 2008 Plan is to afford our non-employee directors, executive officers, and other key employees and the directors, officers and key employees of any subsidiary corporation (a “Participant”), who are responsible for our continued growth, an opportunity to acquire an ownership interest in Silverleaf, and thus to create in the Participants an increased interest in and a greater concern for the welfare of our company. Through stock option plans, we seek to retain the services of persons now holding key positions and to secure the services of persons capable of filling these positions. We currently have four non-employee directors, ten executive officers, and approximately six other key employees who may be eligible to receive options granted under the 2008 Plan. The number of each group could significantly vary over time.
     The 2008 Plan will be administered by the Compensation Committee which selects the individuals to whom Options are to be granted and determines the number of Options granted to each Participant based upon recommendations from our chief executive officer. A Participant may exercise all or any portion of an option that is exercisable by providing written notice of such exercise to our Corporate Secretary at our principal business office, specifying the number of Shares to be purchased and specifying a business day not more than fifteen days from the date such notice is given, for the payment of the purchase price in cash, by certified check, or in stock. The Options granted under the 2008 Plan will be either incentive stock options or non-qualified stock options
     Incentive stock options are designed to comply with the provisions of the Internal Revenue Service Code of 1986, as amended (the “Code”), and are subject to restrictions contained therein, including exercise prices equal to at least 100% of the fair market value of the common stock on the grant date and a ten year restriction on their term. Incentive stock options granted to any person owning more than 10% of the voting power of our common stock, however, must have exercise prices equal to at least 110% of the fair market value of the common stock on the grant date and may not be exercisable after five years from the date the option is granted. Except as otherwise provided under the Code, to the extent that the aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year exceeds $100,000, such incentive stock options shall be treated as non-qualified stock options.
     Non-qualified stock options provide for the right to purchase common stock at a specified price which may not be less than the fair market value on the date of grant. Non-qualified stock options may be granted for any term and upon such conditions determined by the Compensation Committee.
     For purposes of both incentive stock options and non-qualified options, “fair market value” per share shall be deemed to be the average of the high and low quotations at which our shares of common stock are sold on a national securities exchange, or if not sold on a national securities exchange, the closing bid and asked quotations in the over-the-counter market for the shares on such date. If no public market exists on any date on which the fair market value per share is to be determined, the Compensation Committee shall, in its sole discretion and best, good faith judgment, determine the fair market value of a share.
     If the 2008 Plan is approved by the shareholders at the Special Meeting, the 2008 Plan will terminate on July 2, 2018 (the “Termination Date”), the tenth anniversary of the day the 2008 Plan was adopted by the Compensation Committee. Any options granted prior to the Termination Date and which remain unexercised may extend beyond that date in accordance with the terms of the grant thereof. However, if the 2008 Plan is not approved by our shareholders before July 2, 2009, the 2008 Plan will terminate.
Limits on Options Granted
     During any single taxable year, no Participant may be granted Options with respect to more than 250,000 Shares. If an Option is cancelled in the same year in which it is granted, the cancelled Option will continue to be counted toward this limit for the year.
Certain Federal Income Tax Consequences
     The following is a general description of the U.S. federal income tax consequences to Participants and us relating to the Options. The tax treatment may vary depending on a Participant’s particular situation and may, therefore, be subject to special rules not discussed below.
     A Participant who receives Options generally will not recognize any income, nor will we be entitled to any tax deduction, in the year of the grant. At the time that a non-qualified stock option is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the Shares purchased over (b) the exercise price of the Option for those Shares. We generally will be entitled to a tax deduction in an amount equal to the amount includible in the income of the Participant in the taxable year that the Participant is required to recognize the income.
     Participants disposing of Shares received upon the exercise of a non-qualified stock option will recognize capital gain (or loss) in an amount equal to the difference between (a) the amount realized on the disposition of the Shares, and (b) the fair market value of the Shares on the date on which the Option was exercised. The capital gain (or loss) will be considered long-term if the Shares received upon exercise of the non-qualified stock option are held for more than one year after the non-qualified option was exercised. We are not entitled to any deduction for federal income tax purposes upon a Participant’s disposition of stock received upon the exercise of a non-qualified option.
     Participants exercising incentive stock options will generally recognize no income for federal income tax purposes provided that the exercise occurs during employment or within three months after termination; and special rules apply in the case of the death of a Participant. Participants subject to the “alternative minimum tax” who exercise incentive stock options must include the difference between the fair market value of the Shares on the date of exercise and the incentive stock option price in their “alternative minimum taxable income.” If the Shares acquired upon the exercise of an incentive stock option are not disposed of within two years after the date of grant of the option nor within one year after the date of exercise, then any gain or loss recognized by the Participant on the sale of such Shares will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction for federal income tax purposes. If these minimum periods are not met, then the Participant will be required to recognize ordinary income in the year of the disposition of the Shares to the extent that the fair market value of the Shares on the date of exercise or the sale price, whichever is less, exceeds the exercise price for the Shares. We generally will be entitled to a deduction for federal income tax purposes equal to the amount the Participant is required to recognize as ordinary income.

     A Participant who is employed by us will be subject to withholding for federal and, if applicable, state and local, income taxes at the time the Participant recognizes income under the rules described above with respect to Shares or if the Participant receives a cash payment from us upon a change in control as described below. As such, we will have the right to make all payments or distributions to a Participant net of any taxes required to be paid at such time. We will have the right to withhold from wages—or other amounts otherwise payable—withholding taxes as may be required by law, to otherwise require the Participant to pay withholding taxes, or to take other action as may be necessary to satisfy the withholding obligations. Non-employee directors are not subject to withholding by us and must make their own arrangements for satisfying any tax obligations they may have in connection with the exercise of an Option under the 2008 Plan or any payment they may receive from us upon a change in control.
Effect of Change in Control of Silverleaf
     The 2008 Plan provides for the treatment of outstanding Options upon a change in control of Silverleaf. For purposes of the 2008 Plan, a “change in control” occurs if: (a) any “person” (defined as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of Silverleaf representing 50% or more of the combined voting power of Silverleaf’s outstanding securities then entitled to vote for the election of directors; or (b) during any period of two consecutive years, individuals who were directors of Silverleaf on the first day of such period, or whose election or nomination for election to the Board of Directors was recommended or approved by at least a majority of the directors then still in office who were directors of Silverleaf on the first day of such period, or whose election or nomination for election were so approved, shall cease to constitute a majority of the Board of Directors; or (c) the Board of Directors shall approve the sale of all or substantially all of the assets of Silverleaf or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or (b) above.
     In the event of a change in control of Silverleaf, the Compensation Committee, in its discretion, may determine that each Option outstanding under the 2008 Plan shall terminate within a specified number of days after notice to the Participant, and the Participant shall receive, with respect to each Share subject to the Option, an amount of cash equal to the excess of the fair market value of the Share immediately prior to the occurrence of a change in control transaction over the exercise price per Share of the Option.
     Any payments made to a Participant after a change in control may be subject to an excise tax under the “golden parachute” rules of sections 280G and 4999 of the Code. Section 4999 of the Code requires certain executives to pay an excise tax of 20% if the change in control compensation paid to the executive exceeds 300% of the present value of the executive’s base compensation. When imposed, the excise tax is assessed against the change in control compensation that is in excess of the executive’s base compensation. Additionally, Silverleaf cannot take a tax deduction on the amount in excess of this base compensation amount when sections 280G and 4999 are triggered. The 2008 Plan is designed to yield the maximum after-tax amount for the executive if that can be accomplished by reducing the change in control compensation under the 2008 Plan. In many, but not all, cases the adjustments will result in a full tax deduction for Silverleaf.
Limits on Transfer of Options
     No Option shall be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option shall be exercisable, during the lifetime of the Participant, only by the Participant.
     In the absence of instructions to the contrary, votes will be cast FOR the approval of the 2008 Plan. A majority of the shares present and voting at the Special Meeting must be cast in favor of the adoption of the 2008 Plan in order for the proposal to be adopted.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2008 STOCK OPTION PLAN AS DESCRIBED IN PROPOSAL 1.

EXECUTIVE COMPENSATION
Compensation Committee Interlocks and Participation by Management in Compensation Decisions
     The Compensation Committee currently consists of three directors who are non-employee independent directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, to determine compensation for Silverleaf’s executive officers and to administer Silverleaf’s stock option plans. There are no “interlocks” (as defined by the rules of the SEC) with respect to any members of the Compensation Committee. The Compensation Committee consists of three members, Ms. Whitmore, who chairs the committee, and Messrs. Budd and Hirsch. Each is a non-employee, independent director. For the period ending December 31, 2007, all decisions concerning compensation of executive officers and administration of Silverleaf’s option plans were made by the Compensation Committee. Additionally, the Compensation Committee reviews and makes recommendations to the Board of Directors for the approval of all material employee benefit plans, benefit and compensation structures for directors, and oversees the criteria for performance-based compensation. In acting upon these matters, the Compensation Committee considers, among other information, recommendations from our chief executive officer. A copy of the Compensation Committee Charter is posted on Silverleaf’s website.
Compensation Discussion And Analysis
Overview
     The Compensation Committee (“Compensation Committee”) of our Board of Directors seeks to achieve the following objectives with our executive compensation structure:
•	Attract, motivate, and retain qualified individuals having the skills, experience and leadership necessary to manage our present and future business in a manner consistent with the interests of our shareholders

•	Recognize individual merit

•	Maintain and increase shareholder value and promote the attainment of our significant business objectives

•	Promote a performance-based environment

•	Cultivate in the executives a long-term team approach that aligns their interests with the interests of our shareholders
     Our executive compensation structure is designed to reward executives for the following:
•	Exemplary performance that contributes to our growth

•	Increase in shareholder value

•	Experience and knowledge in our industry

•	Length of service with us
Executive Compensation Components
     Our executive compensation structure consists primarily of (i) base annual salary, (ii) discretionary bonuses recognizing individual merit, (iii) equity incentives in the form of stock option awards that have been granted under our 1997 and 2003 Stock Option Plans, and (iv) health and welfare benefits in the form of paid health insurance, paid vacation and sick leave and other benefits as approved by the Compensation Committee.
     The following discussion outlines the compensation structure for the executive officers as a group and specifically for those officers who, in 2007, were our chief executive officer, chief financial officer and the three other most highly compensated executive officers (the “Named Executive Officers” or “NEOs”). Mr. White served as our chief financial officer during 2007. In February, Mr. White was elected as our chief accounting officer and was subsequently elected as Vice President— Treasurer in May 2008. Pursuant to the rules of the SEC relating to disclosure of executive compensation, Mr. White is, therefore, included as an NEO in this discussion because he served as chief financial officer during 2007.
     Base Salary. Each of our executives, other than Mr. O’Connor, receives a base salary. Our chief executive officer makes recommendations to the Compensation Committee concerning the amount of the salaries we pay our executive officers. We review individual salaries for our executive officers each year. Except for the compensation structure for the chief executive officer, a comparison with an identified industry peer group was not considered in setting executive officer compensation during 2007. Instead, we strive to set base salaries at levels necessary to attract and retain executive officers with skill and experience needed by us in light of our current and anticipated business activities. While we did not retain a compensation expert during 2007 to conduct a formal review of compensation paid by other companies within our industry, we believe that the salaries paid to our executive officers are competitive. Factors considered in setting base salary for our executive officers include the individual’s performance, scope of and changes in functional responsibilities, length of employment and other factors which evidence contributions to our long-term growth and profit objectives.
     In lieu of a base salary set at an established dollar amount, we compensate our Executive Vice President of Sales on a performance-based compensation structure. We believe that such structure provides incentives for Mr. O’Connor to establish innovative sales and marketing techniques that will provide greater value to Silverleaf through increased sales. The terms of Mr. O’Connor’s compensation structure are discussed below.
     Discretionary Bonuses. Except for the 2007 performance-based incentive bonus for our chief executive officer, which is discussed below, we have not adopted any performance-based incentive bonus programs for our executive officers. Historically, cash bonuses have not constituted a significant portion of our employees’ total compensation. Bonuses paid to executive officers — other than Mr. Mead — are discretionary and are awarded by the Compensation Committee based upon recommendations made by the chief executive officer. Bonuses are not used as a key motivator to executive management, but are instead awarded to recognize individual merit. Except for our chief executive officer, no specific performance targets were established in connection with the determination of bonuses awarded in 2007 to any of our executive officers.
     In 2007, we paid a bonus to Mr. White following the completion of our audit for 2006. As our chief financial officer, Mr. White was not only responsible for the supervision of our accounting personnel directly involved in the audit process with our outside accountants, but also for the ongoing enhancements to our system of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act. Mr. White’s bonus was a reflection of the Compensation Committee’s assessment of the manner in which Mr. White performed his duties as chief financial officer. We also paid Mr. Morris a bonus upon the completion of an amendment to one of our securitization transactions which resulted in increased borrowing capacity under our existing bank credit lines. Such bank credit lines are critical to our ability to finance the sale of vacation intervals, and Mr. Morris’ participation in negotiating the amendment was invaluable in completing the transaction. The Compensation Committee approved the payment of the bonus in recognition of Mr. Morris’ efforts in this area. Ms. Brayfield was paid a bonus for her extraordinary efforts in improving our sales and marketing programs during 2007, which were essential to our overall results of operations. Our chief executive officer recommended that the Compensation Committee award each of these bonuses.
     Equity Incentive. We have periodically granted stock options to motivate and retain executive management. We believe that awards of stock options align the interests of our executive officers with the interests of our shareholders. Our stock option plans are administered by the Compensation Committee of our Board of Directors which selects the individuals to whom options are to be granted and determines the number of shares granted to each optionee based upon recommendations by our chief executive officer. Other than Mr. Mead, our executive officers have each received stock option grants under the 1997 and 2003 Stock Option Plans (“Option Plans”). No stock options were granted to executive officers under either of the Option Plans during 2007. At December 31, 2007, we had 59 option shares remaining available for issuance under the 2003 Option Plan. The 1997 Plan terminated in May 2007, and no further options may be granted under that plan. If the 2008 Plan is approved by shareholders at the Special Meeting, we will have an aggregate of 2,000,059 shares available for issuance under the 2003 Plan and the 2008 Plan..
     The options previously granted to our executive officers are exercisable at a price equal to the trading price of our stock on the date of grant. The options granted vest in a three- or four-year period and expire on the tenth anniversary of the date of grant. We believe such vesting schedule facilitates retention of our executive management. The outstanding options held by each of the NEOs are listed on the “Outstanding Equity Awards at December 31, 2007” chart on page 24 hereof. Certain options held by the NEOs expire within the next eighteen months and have an exercise price that is considerably higher than the current trading price of our stock. It is likely that such options will expire prior to having any monetary value to the NEO. Therefore, no weight was given to these options when determining the compensation paid to the NEOs during 2007.
     In August 2003, the Compensation Committee adopted a stock option plan which provided for the grant of 2,209,614 options. Ms. Brayfield, Mr. White and Mr. O’Connor, along with two other executive officers, each received 368,269 options at that time. The purpose for awarding these options was twofold. First, each of the executive officers employed by us in 2003 was instrumental in our debt restructuring during 2001-2002, and the Compensation Committee wished to reward them for their loyalty and hard work during this critical time. Second, the Compensation Committee believed that the options awarded would align the interests of our executive officers with our shareholders and provide incentive to the executive officers to work hard in returning the Company to economic good health which would result in higher shareholder value.
     Whenever possible the Compensation Committee awarded incentive stock options to the NEOs as opposed to non-qualified stock options. Incentive stock options offer more favorable tax treatment to the recipient than do non-qualified stock options. See the discussion of the federal income tax consequences below with respect to our Option Plans.

CEO Salary and Non-Equity Incentive Plan Compensation
     During 2007, Silverleaf had an employment agreement with Mr. Mead that would have expired on December 31, 2008. Under the agreement, Mr. Mead received a base salary of $750,000 during 2007. He also received additional fringe benefits including the charter-free use of Silverleaf’s airplane for personal purposes up to a maximum of 50 hours per year plus certain paid health insurance benefits and such vacation time, sick leave and other fringe benefits as specified by the Board of Directors of Silverleaf for its executive personnel.
     Based upon the performance targets set by the Compensation Committee, as ratified by the Shareholders of Silverleaf at the 2006 Annual Meeting of Shareholders, Mr. Mead earned a bonus for 2007 in the amount of $2,882,112 based upon Silverleaf’s 2007 pre-tax net income and before the deduction of the annual bonus (“Pre-Tax Net Income”) of $48,026,396. The Pre-Tax Net Income thresholds used to determine Mr. Mead’s performance-based incentive bonus for 2007 are set forth in the table below.
CEO NON-EQUITY INCENTIVE PLAN COMPENSATION FOR 2007

Pre-Tax Net Income
Level Minimum,	But Less Than,	Bonus
$ Million	$ Million	$ Thousand

0.0	18.0	0
18.0	19.0	225
19.0	20.0	290
20.0	21.0	355
21.0	22.0	420
22.0	23.0	550
23.0	24.0	680
24.0	25.0	810
25.0	26.0	940
26.0	27.0	1,070
27.0	N/A	1,200
Above 27.0	N/A	8% of Pre-Tax Net Income Exceeding 27.0 Million
     Silverleaf paid the 2007 bonus to Mr. Mead on March 13, 2008 following the Compensation Committee’s determination that the conditions upon which Mr. Mead would be entitled to a bonus under the terms of his employment agreement had been met.
     The Compensation Committee initially developed the pre-tax incentive bonus structure for Mr. Mead in 2004. The minimum Pre-Tax Net Income threshold for the calculation of Mr. Mead’s incentive bonus was set at $6 million of Pre-Tax Net Income for the year 2004. The minimum threshold for the years 2005 and 2006 were $9 million and $12 million Pre-Tax Net Income, respectively. Our shareholders approved the performance-based incentive plans for 2005 and 2006 at a special meeting of shareholders in 2004 and the annual meeting of shareholders in 2005, respectively. At the 2006 Annual Meeting of Shareholders, the performance-based incentive plans for Mr. Mead for 2007 and 2008 were approved. Therefore, the compensation in excess of the $1million limitation paid to Mr. Mead or accrued in 2007 should not be subject to the Section 162(m) limitation (see “Section 162(m) Limitation” below).
     As a part of its deliberative process in 2004 and 2006, the Compensation Committee retained nationally recognized compensation consulting firms that assisted the committee in (i) assessing the effectiveness of its compensation objectives with regard to Mr. Mead’s performance-based incentive bonus, and (ii) in formulating and applying its compensation policies regarding the issue of the proposed extension of Mr. Mead’s employment agreement through 2008. The Compensation Committee’s compensation consultant in 2006, Hay Group, also advised the Committee as to the form and reasonableness of the proposed compensation to be paid to Mr. Mead during the 2007 and 2008 extended term of his agreement. The compensation consultant compared Mr. Mead’s proposed compensation structure to a general industry database consisting of approximately 600 companies across all industries and compiled a peer group of 15 companies engaged in the development, ownership, management and/or operation of real estate. The compensation consultant gathered data from publicly available sources to compare Silverleaf’s financial performance versus the performance of the companies in the peer group. The compensation consultant reported that over a one-year period Silverleaf performed in the upper quartile of its peers from a total shareholder return basis and above the 100th percentile of the peer group over a three-year period. The compensation consultant further reported that based upon Silverleaf’s announced earnings guidance for 2006, the projected 2006 incentive plan payment would place Mr. Mead in the upper quartile of the market, and if 2007 and 2008 income approximated 2006, Mr. Mead’s earnings in 2007 and 2008 would also rank him in the upper quartile for those years.

     The peer group companies reviewed by the compensation consultant, along with the basic industries in which they operated, were:

Company	Industry

American Community	Real Estate Investment Trust

Avatar Holdings	Developer of active adult communities in Florida and residential communities

Bluegreen Corp.	Developer of upscale residential real estate and gold communities, owner of timeshare resorts

Bresler & Reiner	Developer and owner of commercial, residential and hospitality real estate

Capital Senior Living	Owner and manager of senior residential real estate

Comstock Homebuilding	Developer of single family homes, townhomes and condominiums

Dominion Homes	Builder of single family homes

Great Wolf Resorts	Owner and operator of family resorts

Grubb & Ellis	Integrated real estate firm providing advisory, brokerage, property management and construction consultation

Levitt Corp.	Homebuilding and real estate development company

Marcus	Operator of movie theaters, hotels and resorts

Reading International	Owner and operator of theaters and entertainment-based retail operations

Red Lion Hotels	Owner and operator of hotels

Sonesta International Hotels	Owner and operator of hotels

Sunterra Corp. (subsequently acquired by Diamond Resorts International)	Developer, marketer, and operator of vacation resort properties
     In assessing the chief executive officer’s performance and in considering a performance-based incentive plan for 2007 and 2008 for Mr. Mead, the Compensation Committee weighed peer compensation levels, the Company’s performance levels, the criticality of Mr. Mead as the Company’s chief executive officer and the lack of a clear successor for the chief executive officer’s position. Based upon these considerations, the compensation structure for Mr. Mead was deemed to be reasonable by the compensation consultant and the Compensation Committee.
Revised CEO Employment Agreement for 2008
     In March 2008, the employment agreement with Mr. Mead was renegotiated and amended at his own suggestion. Prior to the March 2008 amendment to his employment agreement, Mr. Mead would have been entitled to a bonus for 2008 based upon the Company’s 2008 Pre-Tax Net Income. The table below sets forth the Pre-Tax Net Income target levels and the amount of bonus which Mr. Mead would have received under the original employment agreement if those targets were met. When the agreement was originally negotiated, the Compensation Committee believed that tying Mr. Mead’s bonus to Silverleaf’s Pre-Tax Net Income would align Mr. Mead’s compensation with the interests of shareholders. While our net income has risen steadily since the date of the original 2004 employment agreement with Mr. Mead, shareholders of the Company have not seen a corresponding sustained rise in the value of their stock. Even though the general market conditions affecting the value of the Company’s stock are beyond Silverleaf’s control, Mr. Mead advised the Committee that he believed it was in the best interest of Silverleaf shareholders to renegotiate the terms of his employment agreement to eliminate a bonus to him for 2008 that is tied solely to the Pre-Tax Net Income of the Company and he requested that the Compensation Committee consider revising his employment agreement to provide that any bonus granted to him in 2008 be based solely upon the discretion of the Compensation Committee.
     On March 26, 2008, the Compensation Committee finalized and approved the terms of an amended and restated employment agreement with Mr. Mead which will expire on December 31, 2008. Because the amended employment agreement did not provide any additional elements of compensation that were not provided under the original agreement, the Compensation Committee determined that it was not necessary to retain a compensation consultant to review the terms of the new employment agreement. Under the amended agreement, which was effective as of March 4, 2008, Mr. Mead will be paid an annual base salary of $925,000, an increase of $175,000 over Mr. Mead’s $750,000 base salary that had been in effect since 2004. He will be entitled to the same fringe benefits as he would have been entitled to receive under his original employment agreement. Additionally, the Compensation Committee may award Mr. Mead one or more purely discretionary bonuses each year. While the Compensation Committee has not set any targets for which a bonus may be awarded in 2008, the Compensation Committee will consider factors related to the Company’s financial and operating performance in 2008 in determining whether to award a bonus to Mr. Mead. Such factors will include the growth in the Company’s sales and net income, its ability to maintain adequate financing arrangements for its needs, and growth in shareholder value, although none of these factors may be determinative if the Compensation Committee determines that a bonus is warranted. Mr. Mead and the Compensation Committee currently believe that, based upon the Company’s previously announced guidance relating to its 2008 net income, any bonus awarded to Mr. Mead in 2008 will be significantly less than the amount that Mr. Mead would have been entitled under his original employment agreement. Assuming Silverleaf’s Pre-Tax Net Income for 2008 is equal to the 2007 Pre-Tax Net Income of approximately $48 million, under the terms of his original employment agreement, Mr. Mead would have been entitled to a bonus for 2008 equal to approximately $2.48 million. Any compensation to Mr. Mead in 2008 in excess of $1 million should be subject to the Section 162(m) limitation of the Internal Revenue Code as discussed below.
Incentive Compensation Structure for Mr. O’Connor
     David T. O’Connor has been employed by us since 1991. He has directed our field sales, including the design and preparation of training materials, incentive programs and follow-up sales procedures. We have compensated Mr. O’Connor on a percentage of sales during that time. On March 8, 2007, we entered into an employment agreement with Mr. O’Connor pursuant to which we will continue to employ Mr. O’Connor through December 31, 2009. We pay Mr. O’Connor weekly commissions based on our net sales from timeshare sales, including sampler sales, but the commissions are paid only if we have received a full down payment and the sale has not been cancelled as of the date of the payment of the commissions. The commissions paid are subject to chargebacks. We maintain a $2,000 reserve out of Mr. O’Connor’s commissions, against which chargebacks are deducted. The reserve is replenished on a regular basis by Silverleaf deducting, to the extent required, ten percent (10%) of the commissions otherwise due Mr. O’Connor.
     Mr. O’Connor earns a commission on all Company sales. The commission rate earned varies based on the type of sale and in some cases on the basis of the average revenue generated per tour group (“APG”). As the APG increases, Mr. O’Connor will be entitled to receive a larger commission. The rates predominantly range from 0.3% to 0.8% of sales, which we feel are competitive. For the year ended December 31, 2007, Mr. O’Connor received aggregate commissions of 0.62% of vacation interval sales under the percentages in effect during the year. Although such rates are subject to adjustment from time to time as Silverleaf and Mr. O’Connor may mutually agree, the rates have not been changed since the date of the Employment Agreement with Mr. O’Connor. It is anticipated that Mr. O’Connor will receive commissions at a comparable percentage of vacation interval sales in 2008. Any compensation to Mr. O’Connor in 2008 in excess of $1 million should be subject to the Section 162(m) limitation of the Internal Revenue Code as discussed below.
Section 162(m) Limitation
     Section 162(m) of the Internal Revenue Code generally limits the corporate income tax deduction for compensation paid or accrued in 2007 to our executive officers that is in excess of $1 million unless such compensation is “performance-based compensation” or qualifies under other exceptions. Except for the bonus paid to Mr. Mead for 2007, the compensation earned by the executive officers should be subject to the Section 162(m) limitation. We obtained the approval of our shareholders of the terms and conditions of the performance-based incentive bonus plan for Mr. Mead for 2007. Therefore, the compensation in excess of the $1 million limitation paid to Mr. Mead or accrued in 2007 should not be subject to the Section 162(m) limitation. The Committee may from time to time authorize other awards that will give rise to a loss of deduction under Section 162(m) should it determine that the payment of such compensation is in our best interests.

Summary of Compensation of NEOs
The following table sets forth the annual base salary, bonus and other annual compensation earned in 2006 and 2007 by the NEOs.
SUMMARY COMPENSATION TABLE

				Non-Equity
				Incentive Plan		All Other
Name and Principal		Salary (a)	Bonus (b)	Compensation		Compensation		Total
Position	Year	($)	($)	($)		($)		($)

Robert E. Mead,	2007	750,000	—	2,882,112	(c)	115,903	(e)	3,748,015
Chairman of the Board and	2006	750,000	—	2,734,576	(d)	183,703	(f)	3,668,279
Chief Executive Officer

Harry J. White, Jr.,	2007	325,001	50,000	—		—		375,001
Vice President — Treasurer	2006	279,063	50,000	—		—		329,063

Sharon K. Brayfield,	2007	475,000	50,000	—		68,075	(g)	593,075
President	2006	435,001	50,000	—		31,936	(h)	516,937

David T. O’Connor,	2007	—	—	1,331,236	(i)	21,964	(j)	1,353,200
Executive Vice President — Sales	2006	—	—	1,173,930	(i)	17,158	(k)	1,191,088

Thomas J. Morris,	2007	275,001	125,000	—		—		400,001
Executive Vice President— Capital Markets and Strategic Planning (l)

(a)	The amounts shown are before elective contributions by the NEOs in the form of salary reductions under our Section 125 Flexible Benefit Plan. Such plans are available to all employees, including the NEOs.

(b)	Represents bonuses paid to the NEOs. See Compensation Discussion & Analysis for basis of determining bonuses to be paid.

(c)	We accrued the bonus payable to Mr. Mead under the performance-based incentive plan in 2007 pursuant to the terms of the Employment Agreement described above.

(d)	We accrued the bonus payable to Mr. Mead under the performance-based incentive plan in 2006 pursuant to the terms of the Employment Agreement described above.

(e)	A total of $105,376 represents the personal use of the Company’s aircraft during 2007 pursuant to the terms of the employment agreement between the Company and Mr. Mead. This amount is based on the aggregate incremental cost to the Company for Mr. Mead’s personal use of the aircraft, which cost includes such items as fuel, maintenance, landing fees, travel expense, on-board catering and communications, labor and miscellaneous supplies. Such fixed costs as pilots’ salaries, depreciation of the aircraft, insurance and licensing fees were excluded from the calculation as these costs do not change based on usage. In October 2007, the Company filed a registration statement with the SEC to register $100 million aggregate value of debt and equity securities. Pursuant to the terms of a registration agreement between the Company and Mr. Mead, 9,349,417 shares of the common stock of the Company owned and controlled by Mr. Mead were included in the registration statement. The remaining balance of Mr. Mead’s other compensation consists of ten percent of the estimated professional fees incurred by the Company and the filing fee associated with the registration of Mr. Mead’s shares, premiums on life insurance, occasional use of company staff for which Mr. Mead did not either personally compensate the employee directly or reimburse the Company and long distance charges for personal calls.

(f)	In May 2006, Mr. Mead was involved in a private placement of shares of the Company’s common stock beneficially owned by him. The Company was also a participant in this transaction and agreed to pay the costs for registering these shares with the Securities and Exchange Commission on Form S-3 for the persons who purchased them from Mr. Mead. A total of 25% of the common stock privately placed in the transaction was sold by Mr. Mead; therefore, the benefit to Mr. Mead was calculated to be 25% of the total transaction costs attributable to the Company’s participation in the transaction, or $77,729. A total of $101,731 represents the personal use of the Company’s aircraft during 2006 pursuant to the terms of the employment agreement between the Company and Mr. Mead. Such amount was calculated on the same basis as described above. The remaining balance of Mr.

Mead’s other compensation consists of premiums on life insurance, occasional use of company staff for which Mr. Mead did not either personally compensate the employee directly or reimburse the Company, and long distance charges for personal calls.

(g)	All other compensation for Ms. Brayfield in 2007 consisted of the personal use of a Company vehicle valued at $36,116, a gross-up in income to pay the income taxes associated with the benefit of the Company vehicle of $13,164, country club dues, premiums on life insurance, personal use of a Company-provided cell phone, long distance charges for personal calls, and occasional use of Company staff for personal reasons.

(h)	All other compensation for Ms. Brayfield in 2006 consisted of personal use of a Company vehicle, a gross-up in income to pay the income taxes associated with the benefit of the Company vehicle of $5,081, premiums of life insurance, personal use of a Company-provided cell phone, long distance charges for personal calls, and occasional use of Company staff for personal reasons.

(i)	Represents the commissions paid to Mr. O’Connor pursuant to a performance-based incentive structure described above.

(j)	All other compensation for Mr. O’Connor in 2007 consisted of personal use of a Company vehicle, a gross-up in income to pay the income taxes associated with the benefit of the Company vehicle in the amount of $3,924, premiums on life insurance, personal use of a Company-provided cell phone, long distance charges for personal calls, and occasional use of Company staff for personal reasons.

(k)	All other compensation for Mr. O’Connor in 2006 consisted of personal use of a Company vehicle, a gross-up in income to pay the income taxes associated with the benefit of the Company vehicle in the amount of $2,186, premiums on life insurance, personal use of a Company-provided cell phone, long distance charges for personal calls, and occasional use of Company staff for personal reasons.

(l)	Mr. Morris was not an NEO in 2006; therefore, information regarding his compensation for 2006 is not required to be disclosed.
Employment and Noncompetition Agreements With NEOs
     For the fiscal year ended December 31, 2007, the base salaries and other compensation for each of the NEOs were documented in employment agreements that were negotiated with the executives.
     On March 8, 2007, we entered into written employment agreements (individually, the “Employment Agreement” or collectively, the “Employment Agreements”) with each of our NEOs (other than Mr. Mead) pursuant to which each will be employed by us through December 31, 2009, except as discussed below. The Employment Agreements, which were effective as of January 1, 2007, were approved by the Compensation Committee of our Board of Directors. Each of the Employment Agreements provides that for a period of two years following the termination of the NEO’s employment with us, he or she will not engage in or carry on, directly or indirectly, any business in competition with us or our affiliates in any county of any state of the United States in which we or our affiliates conduct such business or market the products of such business immediately prior to the effective date of termination. Each of the Employment Agreements also provides that for a period of two years following the termination of employment each NEO will not influence any employee or independent contractor to terminate his relationship with Silverleaf. The Employment Agreements also provide that the NEO may not disclose any of our confidential information at any time.
     Mr. White had previously announced his plans to retire as a full-time employee and executive officer in May 2008, at which time his Employment Agreement with us would have terminated. On February 4, 2008, the Board of Directors appointed Mr. White as Chief Accounting Officer in anticipation of his retirement, and we amended Mr. White’s Employment Agreement to reflect such change. In May 2008, Mr. White agreed to remain employed by us as Vice President — Treasurer. Mr. White will continue to be compensated pursuant to the terms of his March 2007 Employment Agreement, as amended. On March 26, 2008, we amended and restated the Employment Agreement with Mr. Morris to increase the amount of his annual base compensation to $325,000 effective as of March 4, 2008 and to modify his title to Executive Vice President — Capital Markets and Strategic Planning. No other terms of his original Employment Agreement were modified.
     Mr. Mead’s employment agreement in force in 2007 is discussed above under the section entitled “CEO Salary and Non-Equity Incentive Plan Compensation.” The Employment Agreement dated March 26, 2008 with Mr. Mead (see “Revised CEO Employment Agreement for 2008” above) contains the same restrictive provisions following Mr. Mead’s termination of employment as contained in the employment agreements with our other NEOs.

Change of Control Provisions in NEOs’ Employment Agreements
     The employment agreement with Mr. Mead requires that we pay severance pay to Mr. Mead if he is terminated after a Change of Control for any reason other than Good Cause or if he terminates his employment for Good Reason. The severance pay shall be equal to two times his annual base compensation plus the amount of any bonuses paid to him during the calendar year in which the Change of Control occurs. The employment agreements with each of our other NEOs contain change of control provisions which provide that the NEO will be paid severance pay equal to two times the total cash compensation received by the NEO for the immediately preceding calendar year, including base compensation, commissions, bonuses, and similar cash items, but excluding fringe benefits, vehicle usage and similar non-cash items, if such Employee is terminated after a Change of Control for any reason other than Good Cause or if the NEO terminates his or her employment for Good Reason. In each of the employment agreements, a “Change of Control” shall mean the occurrence of any of the following events:
•	Individuals who, on the date of the Employment Agreement, constitute the Board of Directors (the “Board”) of Silverleaf (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Silverleaf in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Silverleaf as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

•	The consummation of any sale, transfer or other disposition of all or substantially all of the assets of the business of Silverleaf through one transaction or a series of related transactions to one or more persons or entities;

•	Any “Person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14 (d)(2) of the Exchange Act), other than Robert E. Mead, is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Silverleaf representing more than 50% of the combined voting power of Silverleaf’s then outstanding securities eligible to vote for the election of the Board;

•	The consummation of a merger, consolidation, reorganization, statutory share exchange or similar form of corporate transaction involving Silverleaf or any of its subsidiaries that requires the approval of Silverleaf’s stockholders, whether for such transaction or the issuance of securities in the transaction; or

•	The stockholders of Silverleaf approve a plan of complete liquidation or dissolution.
          “Good Cause” shall be deemed to exist if the Employee willfully:
•	Breaches or habitually neglects the duties that the Employee is required to perform under the terms of the Employment Agreement;

•	Violates reasonable and substantial rules, regulations or policies governing employee performance;

•	Refuses to obey reasonable orders in a manner that amounts to insubordination; or

•	Commits clearly dishonest acts toward Silverleaf.
     Good Cause for termination of Employment shall not exist unless the Employee fails to correct the activity alleged to constitute Good Cause within thirty (30) days following written notice from Silverleaf of such activity and the corrective action reasonably sought by Silverleaf.
     “Good Reason” shall mean the occurrence of any of the following events after a Change of Control which are not cured by Silverleaf within thirty (30) days of receipt of written notice of the event constituting Good Reason from the Employee:
•	The failure by Silverleaf to pay Employee the compensation and benefits due Employee under the Employment Agreement;

•	A material diminution in Employee’s responsibilities or authority, or a diminution of Employee’s title;

•	Employee is required to relocate for purposes of Employee’s employment with Silverleaf;

•	Any material breach of the Employment Agreement by Silverleaf; or

•	The failure of any successor to all or substantially all of the business and/or assets of Silverleaf to assume the Employment Agreement.
     We believe that the change of control provisions within the employment agreements with our NEOs are essential to provide incentive for the NEOs to remain in our employ during negotiations of a transaction that would result in a change of control. Additionally, such provisions provide an economic incentive to an acquiring company to continue to employ the NEOs following the change of control. We believe that the continued employment of our NEOs is vital to the protection of our employees, customers and shareholders.
Post-Employment Compensation for NEOs
     The amount of post-employment compensation that we will be required to pay to the NEOs is determined under the terms of their respective employment agreements. The employment agreements for the NEOs provide for payment if their employment by Silverleaf is terminated after a change of control for any reason other than good cause or if the NEO terminates his or her employment for good reason. The severance pay is payable to the NEO within thirty days of the termination of employment. See “Employment Agreements” for the terms of the employment agreements for each NEO.

     The following table shows the potential payments upon a termination of Robert E. Mead’s employment under various circumstances assuming a severance date of December 31, 2007:
ESTIMATE OF ROBERT E. MEAD’S POTENTIAL POST-EMPLOYMENT PAYMENTS

	Involuntary
	Termination Without
	Good Cause or
	Voluntary						Involuntary
	Termination With						Termination Without
	Good Reason					Voluntary	Good Cause or With
	Unrelated to a					Termination or	Good Reason After a
	Change in					Termination for	Change in
Type of Payments Upon Separation	Control ($)	Death ($)		Disability ($)		Good Cause ($)	Control ($)

Compensation:
Severance Payments tied to:
Base Compensation	— (a)	—	(a)	—	(a)	—	1,850,000	(a)(b)
Bonus Compensation	— (a)	—	(a)	—	(a)	—	5,764,224	(a)(c)

Other Benefits:
Life Insurance Benefits	—	250,000	(d)	—		—	—

Total:	—	250,000		—		—	7,614,224

(a)	Mr. Mead’s Employment Agreement dated March 26, 2008 (see section entitled “Revised CEO Employment Agreement for 2008” above) provides that prior to a change in control, Mr. Mead is not entitled to any severance compensation in the event of his termination either with or without cause, or in the event of his death or disability, except for life insurance benefits. In any of these events, his severance compensation would be limited to payment of his base compensation through the date of separation. After a change in control event, Mr. Mead would be entitled to receive severance compensation equal to twice the sum of his current salary and the amount of any bonuses granted to him during the calendar year that the change of control occurs if he was terminated without good cause or he terminated his employment for good reason.

(b)	Based upon Mr. Mead’s annual salary of $925,000, he would be entitled to severance payments tied to his base compensation of $1,850,000.

(c)	Mr. Mead would also be entitled to severance benefits equal to two times the amount of bonuses paid to him during the year in which the change of control occurs. Based upon a bonus of $2,882,112 earned by Mr. Mead in 2007, Mr. Mead would have been entitled to severance tied to his bonus for 2007 if a change of control had occurred as of December 31, 2007. However, based upon modifications to Mr. Mead’s Employment Agreement made in March 2008, it is anticipated that any severance payments paid to Mr. Mead for a change of control occurring in 2008 would be substantially less than the amount shown in the table since as of the date hereof, Mr. Mead has not been granted any bonuses during 2008.

(d)	Based upon the amount payable under our group life insurance policy which provides for the payment of one times the amount of the employee’s annual salary up to a maximum of $250,000.

     The following table shows the potential payments upon termination under various circumstances of Harry J. White, Jr.’s employment assuming a severance date of December 31, 2007:
ESTIMATE OF HARRY J. WHITE, JR.’S POTENTIAL POST-EMPLOYMENT PAYMENTS

	Involuntary
	Termination Without
	Good Cause or
	Voluntary						Involuntary
	Termination With						Termination Without
	Good Reason					Voluntary	Good Cause or With
	Unrelated to a					Termination or	Good Reason After a
	Change in					Termination for	Change in
Type of Payments Upon Separation	Control ($)	Death ($)		Disability ($)		Good Cause ($)	Control ($)

Compensation:
Severance Payments tied to:
Base Compensation	— (a)	—	(a)	—	(a)	— (a)	650,000	(a)(b)
Bonus Compensation	— (a)	—	(a)	—	(a)	— (a)	100,000	(a)(c)

Other Benefits:
Life Insurance Benefits	—	250,000	(d)	—		—	—

Total:	—	250,000		—		—	750,000

(a)	Mr. White’s Employment Agreement dated March 8, 2007, as amended on February 4, 2008, provides that prior to a change in control, Mr. White is not entitled to any severance compensation in the event of his termination either with or without cause, or in the event of his death or disability, except for life insurance benefits. In any of these events, his severance compensation would be limited to payment of his base compensation through the date of separation. After a change in control event, Mr. White would be entitled to receive severance compensation equal to twice the sum of his current salary and prior year’s bonus compensation if he was terminated without good cause or he terminated his employment for good reason.

(b)	Based upon Mr. White’s annual salary of $325,000, he would be entitled to severance payments tied to his base compensation of $650,000.

(c)	Based upon the $50,000 bonus paid to Mr. White in 2007, he would be entitled to severance benefits tied to his prior year’s bonus compensation of $100,000.

(d)	Based upon the amount payable under our group life insurance policy which provides for the payment of one times the amount of the employee’s annual salary up to a maximum of $250,000.

     The following table shows the potential payments upon termination under various circumstances of Sharon K. Brayfield’s employment assuming a severance date of December 31, 2007:
ESTIMATE OF SHARON K. BRAYFIELD’S POTENTIAL POST-EMPLOYMENT PAYMENTS

	Involuntary
	Termination Without
	Good Cause or
	Voluntary						Involuntary
	Termination With						Termination Without
	Good Reason					Voluntary	Good Cause or With
	Unrelated to a					Termination or	Good Reason After a
	Change in					Termination for	Change in
Type of Payments Upon Separation	Control ($)	Death ($)		Disability ($)		Good Cause ($)	Control ($)

Compensation:
Severance Payments tied to:
Base Compensation	— (a)	—	(a)	—	(a)	— (a)	950,000	(a)(b)
Bonus Compensation	— (a)	—	(a)	—	(a)	— (a)	100,000	(a)(c)

Other Benefits:
Life Insurance Benefits	—	250,000	(d)	—		—	—

Total:	—	250,000		—		—	1,050,000

(a)	Ms. Brayfield’s Employment Agreement dated March 8, 2007 provides that prior to a change in control, Ms. Brayfield is not entitled to any severance compensation in the event of her termination either with or without cause, or in the event of her death or disability, except for life insurance benefits. In any of these events, her severance compensation would be limited to payment of her base compensation through the date of separation. After a change in control event, Ms. Brayfield would be entitled to receive severance compensation equal to twice the sum of her current salary and prior year’s bonus compensation if she was terminated without good cause or if she terminated her employment for good reason.

(b)	Based upon Ms. Brayfield’s annual salary of $475,000, she would be entitled to severance payments tied to her base compensation of $950,000.

(c)	Based upon the bonuses paid to Ms. Brayfield in 2007, she would be entitled to severance benefits tied to her prior year’s bonus compensation of $100,000.

(d)	Based upon the amount payable under our group life insurance policy which provides for the payment of one times the amount of the employee’s annual salary up to $250,000.

     The following table shows the potential payments upon termination under various circumstances of David T. O’Connor’s employment assuming a severance date of December 31, 2007:
ESTIMATE OF DAVID T. O’CONNOR’S POTENTIAL POST-EMPLOYMENT PAYMENTS

Involuntary
Termination Without
Good Cause or
	Voluntary						Involuntary
	Termination With						Termination Without
	Good Reason						Good Cause or With
	Unrelated to a					Voluntary	Good Reason After a
	Change in					Termination or	Change in
Type of Payments Upon Separation	Control ($)	Death ($)		Disability ($)		Retirement ($)	Control ($)

Compensation:
Severance Payments tied to:
Base Compensation	— (a)	—	(a)	—	(a)	— (a)	2,662,472	(a)(b)
Bonus Compensation	— (a)	—	(a)	—	(a)	— (a)	—

Other Benefits:
Life Insurance Benefits	—	250,000	(c)	—		—	—

Total:	—	250,000		—		—	2,662,472

(a)	Mr. O’Connor’s Employment Agreement dated March 8, 2007, provides that prior to a change in control, Mr. O’Connor is not entitled to any severance compensation in the event of his termination either with or without cause, or in the event of his death or disability, except for life insurance benefits. In any of these events, his severance compensation would be limited to payment of his base compensation through the date of separation. After a change in control event, Mr. O’Connor would be entitled to receive severance compensation equal to twice his prior year’s base incentive compensation if he was terminated without good cause or if he terminated his employment for good reason.

(b)	Based upon Mr. O’Connor’s compensation of $1,331,236 earned during 2007, he would be entitled to severance payments tied to his base compensation of $2,662,472.

(c)	Based upon the amount payable under our group life insurance policy which provides for the payment of one times the amount of the employee’s annual salary up to $250,000.

     The following table shows the potential payments upon termination under various circumstances of Thomas J. Morris’ employment assuming a severance date of December 31, 2007:
ESTIMATE OF THOMAS J. MORRIS’ POTENTIAL POST-EMPLOYMENT PAYMENTS

	Involuntary
	Termination Without
	Good Cause or
	Voluntary						Involuntary
	Termination With						Termination Without
	Good Reason						Good Cause or With
	Unrelated to a					Voluntary	Good Reason After a
	Change in					Termination or	Change in
Type of Payments Upon Separation	Control ($)	Death ($)		Disability ($)		Retirement ($)	Control ($)

Compensation:
Severance Payments tied to:
Base Compensation	— (a)	—	(a)	—	(a)	— (a)	550,000	(a)(b)
Bonus Compensation	— (a)	—	(a)	—	(a)	— (a)	250,000	(a)(c)

Other Benefits:
Life Insurance Benefits	—	250,000	(d)	—		—	—

Total:	—	250,000		—		—	800,000

(a)	Mr. Morris’ Amended and Restated Employment Agreement dated March 26, 2008 provides that prior to a change in control, Mr. Morris is not entitled to any severance compensation in the event of his termination either with or without cause, or in the event of his death or disability, except for life insurance benefits. In any of these events, his severance compensation would be limited to payment of his base compensation through the date of separation. After a change in control event, Mr. Morris would be entitled to receive severance compensation equal to the sum of twice his current salary and prior year’s bonus compensation if he was terminated without good cause or he terminated his employment for good reason.

(b)	Based upon Mr. Morris’ annual salary of $275,000, he would be entitled to severance payments tied to his base compensation of $550,000.

(c)	Based upon the $125,000 bonus paid to Mr. Morris in 2007, he would be entitled to severance benefits tied to his prior year’s bonus compensation of $250,000.

(d)	Based upon the amount payable under our group life insurance policy which provides for the payment of one times the amount of the employee’s annual salary up to $250,000.

How do we compensate the members of the Board of Directors for their service?
     The following Director Compensation table shows the amount of compensation paid to each independent director of Silverleaf during 2007.
DIRECTOR COMPENSATION

	Fees Earned or Paid	All Other
Name	in Cash $	Compensation $	Total $

J. Richard Budd	52,000	—	52,000
James B. Francis, Jr.	45,250	—	45,250
Herbert B. Hirsch	58,000	—	58,000
Rebecca Janet Whitmore	60,500	—	60,500
     We compensate the members of our Board through an annual retainer plus additional fees for service on committees and attendance at board and committee meetings. Each of the independent Directors receives an annual fee of $25,000, payable quarterly, plus $2,000 for each meeting of the Board of Directors attended in person. Each of the Directors who serves on one or more committees of the Board of Directors receives an additional annual fee of $5,000, also payable quarterly, for serving on one committee of the Board of Directors, plus an additional annual fee of $2,500 for each additional committee membership. Each member also receives $500 for each telephonic Board of Directors or committee meeting in which he or she participates. In addition, each member of the Audit Committee periodically participated in telephonic meetings with management to discuss the status of our review of internal controls. Each member received $500 for each call in which he or she participated. The independent Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors. Officers of Silverleaf who are directors are not paid any directors’ fees but are reimbursed for expenses, if any, of attending meetings of the Board of Directors.
     We have also granted options to each of our independent Directors to purchase shares of Silverleaf common stock. In July 1997, Silverleaf granted to Mr. Francis, as directors’ fees, options to purchase 40,000 shares of Common Stock at $16.00 per share. Such options vested in three equal portions over a term of three years commencing in May 1998. The options expired in June 2007. Silverleaf granted to Mr. Francis 20,000 additional options in 1999 at an exercise price of $7.3125 per share which also vested over a three-year period beginning in November 2000. During 2002, Ms. Whitmore, Mr. Budd, Mr. Francis, and Mr. Hirsch were each granted options to purchase 115,000 shares at $0.295 per share. Such options vested in three equal portions over a term of three years commencing in May 2003. In January 2008, Ms. Whitmore exercised all of the options granted to her, and in March 2008, Mr. Hirsch exercised all of the options granted to him.
What are our employee benefit plans?
     1997 Stock Option Plan and 2003 Stock Option Plan. Silverleaf adopted the 1997 Stock Option Plan (the “1997 Plan”) in May 1997 to attract and retain directors, officers, and key employees of Silverleaf. The 1997 Plan was amended by Silverleaf’s shareholders at the 1998 Annual Meeting of Shareholders to increase the number of options which could be granted to 1,600,000 and to modify the number of outside directors who, as members of the Compensation Committee, administer the 1997 Plan. The 1997 Plan terminated in May 2007, but any options outstanding on the termination date will continue in force in accordance with the terms of the 1997 Plan and the option agreements under which they were granted. On December 16, 2003, the Shareholders of Silverleaf approved the Silverleaf Resorts, Inc. 2003 Stock Option Plan (the “2003 Plan”). The 2003 Plan provides for the issuance of up to 2,209,614 shares of Silverleaf’s common stock. The following is a summary of the provisions of the 1997 Plan and the 2003 Plan (collectively, the “Option Plans”). This summary does not purport to be a complete statement of the provisions of the Option Plans and is qualified in its entirety by the full text of the 1997 Plan and the 2003 Plan.
     The Option Plans provide for the award of non-qualified stock options to Silverleaf’s directors, officers, and key employees and for the grant to salaried key employees of options intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Silverleaf has filed Registration Statements to register the shares issuable upon exercise of the options granted under the 1997 Plan and the 2003 Plan.
     Non-qualified stock options provide for the right to purchase common stock at a specified price which may be less than fair market value on the date of grant (but not less than par value). “Fair market value” per share shall be deemed to be the average of the high and low quotations at which Silverleaf’s shares of common stock are sold on a national securities exchange, or if not sold on a national securities exchange, the closing bid and asked quotations in the over-the-counter market for Silverleaf’s shares on such date. If no public market exists for Silverleaf’s shares on any date on which the fair market value per share is to be determined, the Compensation Committee shall, in its sole discretion and best, good faith judgment, determine the fair market value of a share. Non-qualified stock options may be granted for any term and upon such conditions determined by the Compensation Committee.

     Incentive stock options are designed to comply with the provisions of the Code and are subject to restrictions contained therein, including exercise prices equal to at least 100% of fair market value of common stock on the grant date and a ten year restriction on their term; however, incentive stock options granted to any person owning more than 10% of the voting power of the stock of Silverleaf shall have exercise prices equal to at least 110% of the fair market value of the common stock on the grant date and shall not be exercisable after five years from the date the option is granted. Except as otherwise provided under the Code, to the extent that the aggregate fair market value of Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year exceeds $100,000, such Incentive Options shall be treated as Non-Qualified Options.
     An optionee may exercise all or any portion of an option that is exercisable by providing written notice of such exercise to the Corporate Secretary of Silverleaf at the principal business office of Silverleaf, specifying the number of shares to be purchased and specifying a business day not more than fifteen days from the date such notice is given, for the payment of the purchase price in cash, by certified check, or in stock. Options are not transferable by the optionee other than by will or the laws of descent and distribution, and an option may be exercised only by the optionee.
     The following are the federal tax rules generally applicable to options granted under the Option Plans. The grant of a stock option will not be a taxable event for the participant or a tax deduction for Silverleaf. The participant will have no taxable income upon exercising an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (except that the alternative minimum tax may apply). Upon exercising a stock option that is not an incentive option, the participant must recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the exercise date and Silverleaf receives a tax deduction equal to the amount of ordinary income recognized by the participant. The tax treatment upon disposition of shares of Silverleaf’s Common Stock acquired under the Option Plans through the exercise of a stock option will depend on how long such shares have been held, and on whether or not such shares were acquired by exercising an incentive stock option.
     An option shall terminate upon termination of the directorship, office or employment of an optionee with Silverleaf or its subsidiary, except that if an optionee dies while serving as a director or officer or while in the employ of Silverleaf or one of its subsidiaries, the optionee’s estate may exercise the unexercised portion of the option. If the directorship, office or employment of an optionee is terminated by reason of the optionee’s retirement, disability, or dismissal other than “for cause” while such optionee is entitled to exercise all or any portion of an option, the optionee shall have the right to exercise the option, to the extent not theretofore exercised, at any time up to and including (i) three months after the date of such termination of directorship, office or employment in the case of termination by reason of retirement or dismissal other than for cause and (ii) one year after the date of termination of directorship, office, or employment in the case of termination by reason of disability. If an optionee voluntarily terminates his directorship, office or employment, or is discharged for cause, any option granted shall, unless otherwise specified by the Compensation Committee pursuant to the terms and condition of the grant of the option, forthwith terminate with respect to any unexercised portion thereof. All terminated options granted under the 2003 Plan shall be returned to the 2003 Plan and shall be available for future grants to other optionees.
     The 2003 Plan provides that upon a change of control all options issued under the 2003 Plan shall automatically terminate and the optionees shall receive from the Company, with respect to each share subject to an option, cash equal to the excess of the fair market value of the share immediately prior to the occurrence of a transaction resulting in a change of control for each share underlying the options over the exercise price per share of such option. A “change of control” is defined by the 2003 Plan as the sale of all or substantially all of the assets of the Company or upon any merger, consolidation or similar transaction in which the Company is not the surviving corporation.
     The 1997 Plan provides that upon a change of control, the Compensation Committee may determine that each option outstanding shall terminate within a specified number of days after notice to the optionee, and such optionee shall receive, with respect to each share subject to an option, an amount of cash equal to the excess of the fair market value of such share immediately prior to the occurrence of the transaction resulting in a change of control over the exercise price per share of the option. Alternatively, the Compensation Committee may determine that all outstanding options shall immediately become exercisable upon a change of control. Under the 1997 Plan, a change of control will occur if (a) any person (as defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than Robert E. Mead, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s outstanding securities then entitled to vote for the election of directors; (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof; or (c) the Board of Directors shall approve the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event describes in clauses (a) or (b) above.
     The 1997 Plan terminated on May 15, 2007, the tenth anniversary of the day the 1997 Plan was adopted by the Board of Directors of Silverleaf and approved by its shareholders. The 2003 Plan will terminate on December 16, 2013. Any options granted prior to the termination dates of the Option Plans and which remain unexercised may extend beyond those dates in accordance with the terms of the grant thereof.
     Under the Option Plans, the Board of Directors of Silverleaf reserves the right to exercise the powers and functions of the Compensation Committee. Also, the Board of Directors reserves the right to amend the 2003 Plan at any time; however, the Board of Directors may not, without the approval of the shareholders of Silverleaf (i) increase the total number of shares reserved for options under the 2003 Plans (other than for certain changes in the capital structure of Silverleaf), (ii) reduce the required exercise price of any incentive stock options, or (iii) modify the provisions of the 2003 Plan regarding eligibility. Additionally, certain of Silverleaf’s debt obligations prohibit amending the 2003 Plan to increase the total number of shares reserved for options under the 2003 Plan.
Did any of the Named Executive Officers exercise stock options during 2007?
     None of our NEOs exercised options during 2007.
How many options did the Named Executive Officers hold at December 31, 2007?
     In certain cases, an NEO has been granted options to purchase Silverleaf’s common stock pursuant to more than one stock option agreement approved by the Compensation Committee. The following table shows each of the various options granted to the NEOs under the 1997 Plan or the 2003 Plan that were outstanding on December 31, 2007. The table also includes the number of shares covered by both exercisable and non-exercisable options at December 31, 2007, the option exercise price and the date on which each option expires.
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

	Option Awards
	Number of Securities Underlying			Option Exercise
	Unexercised Option			Price	Option Expiration
Name	Exercisable	Unexercisable		$	Date

Robert E. Mead	—	—		—	—

Harry J. White, Jr.	50,000	—		16.46875	June 28, 2008
	10,000	—		7.31250	Nov 18, 2009
	10,000	—		3.59375	August 21, 2010

Sharon K. Brayfield	125,000	—		16.00000	June 24, 2008
	25,000	—		7.31250	November 18, 2009
	20,000			3.68750	September 5, 2010
	368,269	—		0.31500	August 3, 2013

David T. O’Connor	100,000	—		16.00000	August 13, 2008
	50,000	—		7.31250	November 18, 2009
	368,269	—		0.31500	August 3, 2013

Thomas J. Morris	178,000	89,000	(a)	1.62000	August 16, 2015

(a)	The option to purchase these shares will vest and become exercisable on August 16, 2008.
     401(k) Plan
     Effective January 1, 1999, Silverleaf established the Silverleaf Resorts, Inc. 401(k) Plan (the “401(k) Plan”), a qualified defined contribution retirement plan covering employees 21 years of age or older who have completed at least six months of service. The 401(k) Plan allows eligible employees to defer receipt of up to 15% of their compensation and contribute such amounts to various investment funds which do not include investments in our common stock. Contributions by employees deemed to be “highly compensated” employees under the 401(k) Plan may be limited based on results of annual testing. The employee contributions vest immediately. Other than normal costs of administration, Silverleaf has no obligation to make any payments under the 401(k) Plan.

COMPENSATION COMMITTEE REPORT
     The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By	the Compensation Committee,
Rebecca Janet Whitmore, Chairman
J. Richard Budd Herbert B. Hirsch

OTHER MATTERS AT MEETING
     The Board of Directors does not know of any matters to be presented at the Special Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Special Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.
SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
     Any shareholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the shareholders at the 2009 Annual Meeting. Any such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Silverleaf Resorts, Inc., 1221 River Bend Drive, Suite 120, Dallas, Texas 75247 and must be received no later than December 7, 2008. Shareholder proposals received after that date will not be considered timely and will not be submitted for consideration at the 2009 Annual Meeting. The chairman of the meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.
By Order of the Board of Directors,

SANDRA G. CEARLEY
Secretary
Dallas, Texas
July 7, 2008

ANNEX “A”
2008 STOCK OPTION PLAN
FOR
SILVERLEAF RESORTS, INC.
          This 2008 Stock Option Plan (the “Plan”) is established by Silverleaf Resorts, Inc. (the “Company”), a Texas corporation, and adopted by the Company as of the 2nd day of July, 2008.
ARTICLE I
GENERAL PROVISIONS
          Section 1.1 Purpose of the Plan. The Company desires to afford certain of its directors, officers and key employees and the directors, officers and key employees of any subsidiary corporation or parent corporation of the Company who are responsible for the continued growth of the Company, an opportunity to acquire a proprietary interest in the Company, and thus to create in such directors, officers and key employees an increased interest in and a greater concern for the welfare of the Company. The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.
          Section 1.2 Separate Inducement. The stock options (“Options”) offered pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any director, officer or key employee.
          Section 1.3 Types of Options. The Options granted under the Plan are intended to be either incentive stock options (“Incentive Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that do not meet the requirements for Incentive Options (“Non-Qualified Options”), but the Company makes no warranty as to the qualification of any Option as an Incentive Option.
          Section 1.4 Shareholder Approval. The Plan shall terminate if the shareholders of the Company have not approved the Plan within twelve (12) months of the date the Plan was adopted by the Company.
ARTICLE II
AMOUNT OF STOCK SUBJECT TO THE PLAN
          Section 2.1 Aggregate Number of Shares. The total number of shares of common stock of the Company which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed, in the aggregate, 2,000,000 shares of the authorized common stock, $0.01 par value per share, of the Company (the “Shares”).
          Section 2.2 Annual Limit. Subject to adjustment as provided in Section 10.1, Options granted to any Participant in a single taxable year of the Company shall not cover more than 250,000 Shares (the “Option Limit”). An Option which is canceled in the same taxable year of the Company in which it was granted shall continue to be counted against the Option Limit for such period.
          Section 2.3 Source of Shares. Shares which may be acquired under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company’s treasury, or both, at the discretion of the Company. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, new Options may be granted with respect to the Shares covered by such expired or terminated Options, provided that the grant and the terms of such new Options shall in all respects comply with the provisions of the Plan.
ARTICLE III
EFFECTIVE DATE AND TERM OF THE PLAN
          Section 3.1 Effective Date. The Plan shall become effective on the date (the “Effective Date”) on which it is adopted by the board of directors of the Company (the “Board of Directors”); provided, however, that if the Plan is not approved by the shareholders of the Company within twelve (12) months before or after the Effective Date, the Plan and any Options granted thereunder shall terminate.

          Section 3.2 Duration of Plan and Granting of Options. The Company may, from time to time during the period beginning on the Effective Date and ending on the earlier of such date as is 10 years after the Effective Date or is 10 years after the Plan is approved by the Shareholders (the “Termination Date”), grant to persons eligible to participate in the Plan Options under the terms of the Plan. Options granted prior to the Termination Date may extend beyond that date, in accordance with the terms thereof.
          Section 3.3 Parent and Subsidiary Defined. As used in the Plan, the terms “subsidiary corporation” and “parent corporation” shall have the meanings ascribed to such terms, respectively, in Sections 424(f) and 424(e) of the Code.
          Section 3.4 Participant Defined. An employee, officer or director to whom Options are granted hereunder may be referred to herein as a “Participant.”
ARTICLE IV
ADMINISTRATION
          Section 4.1 Compensation Committee. The Compensation Committee (the “Committee”) shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:
               (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and
               (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m) of the Code.
          Section 4.2 Quorum and Majority. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee.
          Section 4.3 Removal and Vacancies. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board of Directors.
          Section 4.4 Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion, to:
               (a) determine the directors, officers and employees to whom Options shall be granted, the time when such Options shall be granted, the number of Shares which shall be subject to each Option, the purchase price or exercise price of each Share which shall be subject to each Option, the period(s) during which such Options shall be exercisable (whether in whole or in part), and the other terms and provisions of the respective Options (which need not be identical);
               (b) construe the Plan and Options granted thereunder;
               (c) prescribe, amend and rescind rules and regulations relating to the administration of the Plan; and
               (d) make all other determinations necessary or advisable for administering the Plan.
          Section 4.5 Noncompetition. Without limiting the foregoing, the Committee also shall have the authority to require, in its discretion, as a condition of the granting of any Option, that the Participant agree that in the event of termination of directorship, office or employment of such Participant, other than as a result of dismissal without cause, such Participant will not, for a period to be fixed at the time of the grant of the Option, enter into any employment or participate directly or indirectly in any business or enterprise which is competitive with the business of the Company or any subsidiary corporation or parent corporation of the Company, or enter into any employment in which such employee will be called upon to utilize special knowledge obtained through directorship, office or employment with the Company or any subsidiary corporation or parent corporation thereof.
          Section 4.6 Discretion of Committee. The determination of the Committee on matters referred to in this Article IV shall be conclusive.
          Section 4.7 Consultants. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.
          Section 4.8 No Liability for Good Faith Decisions. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any Option.
ARTICLE V
ELIGIBILITY
          Section 5.1 Non-Qualified Participants. Non-Qualified Options may be granted only to directors, officers and other salaried key employees of the Company, or of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, except as hereinafter provided.
          Section 5.2 Incentive Option Participants. An Incentive Option may be granted only to salaried key employees of the Company or any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, and not to any director or officer who is not also an employee.
          Section 5.3 Retired Employees. Any person who shall have retired from active employment by the Company, although such person shall have entered into a consulting contract with the Company, shall not be eligible to receive an Option.
ARTICLE VI
LIMITATION ON EXERCISE OF INCENTIVE OPTIONS
          Section 6.1 Excessive Incentive Options. Except as otherwise provided under the Code, to the extent that the aggregate fair market value of Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock options plans of the Company and any parent corporation or subsidiary corporation of the Company) exceeds $100,000.00, such Options shall be treated as Non-Qualified Options.
          Section 6.2 Definitions for Limitation. For purposes of the limitation set forth in Section 6.1:
               (a) the fair market value of Shares is determined as of the time the Option is granted;
               (b) the limitation will be applied by taking into account Options in the order in which they were granted; and
               (c) Incentive Options granted before 1987 shall not be taken into account.
ARTICLE VII
OPTIONS: PRICE AND PAYMENT
          Section 7.1 Purchase Price of Non-Qualified Options. The purchase price for each Share purchasable under any Non-Qualified Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred percent (100%) of the fair market value per Share on the date the Option is granted.
          Section 7.2 Purchase Price of Incentive Options. The purchase price for each Share purchasable under any Incentive Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred percent (100%) of the fair market value per Share on the date the Option is granted; provided, however, that in the case of an Incentive Option granted to a Participant who, at the time such Incentive Option is granted, owns stock of the Company or any subsidiary corporation or parent corporation of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation of the Company, the purchase price for each Share shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred ten percent (110%) of the fair market value per Share at the date the Option is granted. For purposes of determining such ownership, the attribution rules of Section 424(d) of the Code shall apply.
          Section 7.3 Fair Market Value of Shares.
               (a) National Exchange: If the Shares are listed on a national securities exchange in the United States on any date on which the fair market value per Share is to be determined, the fair market value per Share shall be deemed to be the average of the high and low quotations at which such Shares are sold on such national securities exchange on such date. If the Shares are listed on a national securities exchange in the United States on such date but the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall, in good faith, determine which national securities exchange shall be used for the purpose of determining the fair market value per Share.
               (b) Public Market: If a public market exists for the Shares on any date on which the fair market value per Share is to be determined but the Shares are not listed on a national securities exchange in the United States, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market for the Shares on such date. If there are no bid and asked quotations for the Shares on such date, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market for the Shares on the closest date preceding such date for which such quotations are available.
               (c) No Public Market: If no public market exists for the Shares on any date on which the fair market value per Share is to be determined, the Committee shall, in its sole discretion and best, good faith judgment, determine the fair market value of a Share.
               (d) Committee’s Decision is Conclusive: For purposes of this Plan, the determination by the Committee of the fair market value of a Share shall be conclusive.
          Section 7.4 Payment Upon Exercise. Upon the exercise of an Option, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash or by certified check; provided, however, that in lieu of cash or certified check the Participant may, if and to the extent the terms of the Option so provide and to the extent permitted by applicable law, exercise an Option in whole or in part, by delivering to the Company shares of common stock of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such Participant having a fair market value equal to the purchase price of the Shares as to which the Option is being exercised. The fair market value of the stock so delivered shall be determined as of the date immediately preceding the date on which the Option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.
          Section 7.5 Use of Proceeds. The cash proceeds of the sale of Shares subject to Options are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.
ARTICLE VIII
TERM OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE
          Section 8.1 Term of Options. Any Option shall be exercisable at such times, in such amounts and during such period or periods as the Committee shall determine at the date of the grant of such Option; provided, however, that an Incentive Option shall not be exercisable after the expiration of ten (10) years from the date such Option is granted; and provided further that, in the case of an Incentive Option granted to a Participant who, at the time such Option is granted, owns stock of the Company or any subsidiary corporation or parent corporation of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation of the Company, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted. For purposes of determining such ownership, the attribution rules of Section 424(d) of the Code, shall apply.
          Section 8.2 Acceleration of Terms. Subject to the provisions of Section 8.10 and Section 11.2, the Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option.
          Section 8.3 Expiration of Options. To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.
          Section 8.4 No Fractional Shares. In no event shall an Option granted hereunder be exercisable for a fraction of a Share.
          Section 8.5 Exercise of Options. Any Option shall be exercised by the Participant holding such Option as to all or part of the Shares covered by such Option by giving written notice of such exercise to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and specifying a business day not more than fifteen (15) days from the date such notice is given, for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Sections 8.8, 12.5, and 13.1 of this Plan, the Company shall cause certificates for the Shares so purchased to be delivered to the Participant at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.
          Section 8.6 Nontransferability of Options. No Option shall be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option shall be exercisable, during the lifetime of the Participant, only by such Participant.
          Section 8.7 Exercise by Participant’s Estate. If an Option shall be exercised by the legal representative of a deceased Participant, or by a person who acquired an Option by bequest or inheritance or by reason of the death of any Participant, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.
          Section 8.8 Purchase for Investment. Except as hereafter provided, a Participant shall, upon any exercise of an Option, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such Participant represents and warrants that such Participant is purchasing or acquiring the Shares acquired thereunder for such Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, if so requested by the Company, prior to any offer for sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.
          Section 8.9 Restrictions on Transfer of Stock. The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of an Option and may issue such “stop transfer” instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of the Plan and any agreement between the Company and the Participant with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, within the meaning of Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan. No Shares acquired by a Participant pursuant to an Option shall be sold or otherwise disposed of within a period of six (6) months following the date of acquisition of such Shares, unless either the grant of the Option is approved by a committee of the Board of Directors that is composed solely of two or more non employee directors as defined in Rule 16b-3 of the Exchange Act, or the grant of the Option is approved or ratified, in compliance with Section 14 of the Exchange Act, by either: the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated, or the written consent of the holders of a majority of the securities of the Company entitled to vote, provided that such ratification occurs no later than the date of the next annual meeting of the shareholders.
          Section 8.10 Shareholder Approval. Notwithstanding the provisions of Section 8.2 and 10.3 hereof, no option granted hereunder may be exercised and no Optionee will have any right to receive payment upon termination of the Options granted hereunder, unless the Plan has been approved by the Shareholders of the Company.
ARTICLE IX
TERMINATION OF DIRECTORSHIP, OFFICE OR EMPLOYMENT
          Section 9.1 Expiration of Options Upon Termination. Upon termination of the directorship, office or employment of any Participant with the Company and all subsidiary corporations and parent corporations of the Company, any Option previously granted to the Participant, unless otherwise specified by the Committee in the Option, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:
               (a) if the Participant shall die while serving as a director, officer or while in the employ of such corporation or during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) below and at a time when such Participant was entitled to exercise an Option as herein provided, the legal representative of such Participant, or such person who acquired such Option by bequest or inheritance or by reason of the death of the Participant, may, not later than one (1) year from the date of death, exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee in such Option; and

               (b) if the directorship, office or employment of any Participant to whom such Option shall have been granted shall terminate by reason of the Participant’s retirement (at such age or upon such conditions as shall be specified by the Committee), disability (as described in Section 22(e)(3) of the Code) or dismissal by the employer other than for cause (as defined below), and while such Participant is entitled to exercise such Option as herein provided, such Participant shall have the right to exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee in such Option, at any time up to and including (i) three (3) months after the date of such termination of directorship, office or employment in the case of termination by reason of retirement or dismissal other than for cause and (ii) one (1) year after the date of termination of directorship, office or employment in the case of termination by reason of disability.
          Section 9.2 Natural Expiration of Option. In no event, however, shall any person be entitled to exercise any Option after the expiration of the period of exercisability of such Option as specified therein.
          Section 9.3 Voluntary or For Cause Termination. If a Participant voluntarily terminates his directorship, office or employment, or is discharged for cause, any Option granted hereunder shall, unless otherwise specified by the Committee in the Option, forthwith terminate with respect to any unexercised portion thereof.
          Section 9.4 “For Cause” Defined. For the purposes of the Plan, the term “for cause” shall mean (i) with respect to an employee who is a party to a written agreement with, or, alternatively, participates in a compensation or benefit plan of the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of “for cause” or “cause” (or words of like import) for purposes of termination of employment thereunder by the Company or such subsidiary corporation or parent corporation of the Company, “for cause” or “cause” as defined in the most recent of such agreements or plans, or (ii) in all other cases, as determined by the Board of Directors, in its sole discretion, (a) the willful commission by a Participant of a criminal or other act that causes or probably will cause substantial economic damage to the Company or a subsidiary corporation or parent corporation of the Company or substantial injury to the business reputation of the Company or a subsidiary corporation or parent corporation of the Company; (b) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; (c) the continuing willful failure of a Participant to perform the duties of such Participant to the Company or a subsidiary corporation or parent corporation of the Company (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Board of Directors; or (d) the order of a court of competent jurisdiction requiring the termination of the Participant’s employment, directorship or office. For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or a subsidiary corporation or parent corporation of the Company.
          Section 9.5 Employment Defined. For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an “employee” of such corporation for purposes of Section 422(a) of the Code. If an individual is on maternity, military, or sick leave or other bona fide leave of absence, such individual shall be considered an “employee” for purposes of the exercise of an Option and shall be entitled to exercise such Option during such leave if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the individual’s right to reemployment with his employer is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first (91) day of such leave, unless the individual’s right to reemployment is guaranteed by statute or contract.
          Section 9.6 Transfer of Employment. A termination of employment shall not be deemed to occur by reason of (i) the transfer of a Participant from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company or (ii) the transfer of a Participant from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.
          Section 9.7 Right to Terminate Employment. The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the employment of any Participant; and it shall not impose any obligation on the part of any Participant to remain in the employ of the Company or of any subsidiary corporation or parent corporation thereof.

ARTICLE X
ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS
          Section 10.1 Adjustments to Capital Structure. In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination or exchange of shares, or other like change in capital structure of the Company, an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term “Shares” after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Committee shall make any further adjustment as may be appropriate to the maximum number of Shares subject to the Plan, the maximum number of Shares, if any, for which Options may be granted to any one employee, and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Committee as to these matters shall be conclusive. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an “incentive stock option” for purposes of Section 422 of the Code.
          Section 10.2 Change in Control Defined. For purposes of the Plan, a “change in control” of the Company occurs if: (a) any “person” (defined as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s outstanding securities then entitled to vote for the election of directors; or (b) during any period of two consecutive years, individuals who were directors of the Company on the first day of such period, or whose election or nomination for election to the Board of Directors was recommended or approved by at least a majority of the directors then still in office who were directors of the Company on the first day of such period, or whose election or nomination for election were so approved, shall cease to constitute a majority of the Board of Directors; or (c) the Board of Directors shall approve the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or (b) above.
          Section 10.3 Expiration Upon Change in Control. In the event of a change in control of the Company (defined above), the Committee, in its discretion, may determine that, upon the occurrence of a transaction described in the preceding paragraph, each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each Share subject to such Option, an amount of cash equal to the excess of the fair market value of such Share immediately prior to the occurrence of such transaction over the exercise price per Share of such Option. Notwithstanding anything to the contrary herein, all of the provisions of this Section shall be subject to the provisions of Section 8.10 and Article XI.
ARTICLE XI
LIMITATION ON PAYMENTS
          Section 11.1 Scope of Limitation . This Article 11 shall apply to a payment or payments under this Plan to a Participant (a “Payment” or “Payments”) only if the tax accountants most recently selected by the Board (the “Tax Accountants”) determine that the after-tax value of all payments to the Participant by the Company which are subject to the excise tax under section 4999 of the Code (the “Excise Tax Payments”), taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article 11 than it was before the application of this Article 11. For purposes of this Article 11, the “Reduced Amount” shall be the reduced amount of the Payment or Payments, expressed as a present value, which maximizes the aggregate present value of the Excise Tax Payments, taking into account any reduction or elimination of the excise tax under section 4999 of the Code.
          Section 11.2 Reduction of Payments . If the Tax Accountants determine that Section 11.1 applies to a Payment or Payments, the Payments shall be reduced to the Reduced Amount, and the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount. The Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 11, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Tax Accountants under this

Article 11 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.
          Section 11.3 Overpayments and Underpayments . As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Tax Accountants hereunder, it is possible that Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Tax Accountants, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Tax Accountants believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Tax Accountants determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.
ARTICLE XII
ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES
          Section 12.1 Certificates; Book Entry Transfer. Upon any exercise of an Option and payment of the purchase price, a certificate or certificates for the Shares as to which the Option has been exercised shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person or persons. At the direction of the Optionee and in lieu of a certificate or certificates, the Company shall issue the Shares by book-entry transfer to an eligible institution for the account of the Optionee; provided, however, that Shares that are endorsed with any legend restricting transfer thereof may not be issued through book-entry transfer.
          Section 12.2 Endorsements. The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of an Option granted hereunder and may issue such “stop transfer” instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, within the meaning of Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.
          Section 12.3 Taxes and Fees. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses incurred by the Company in connection with such issuance or transfer.
          Section 12.4 Shares Fully Paid. All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.
          Section 12.5 Withholding Taxes. The Company may require an employee exercising a Non-Qualified Option granted hereunder, or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), to reimburse the corporation that employs such employee for any taxes required by any government to be withheld or otherwise deducted or paid by such corporation in respect of the issuance or disposition of such Shares. In lieu thereof, the employer corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Committee shall prescribe. The employer corporation may, in its discretion, hold the stock certificate to which such employee is entitled upon the exercise of an Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated.
ARTICLE XIII
MISCELLANEOUS PROVISIONS
          Section 13.1 Listing of Shares and Related Matters. If at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.
          Section 13.2 Amendment of the Plan. The Board of Directors or the Committee may, from time to time, amend the Plan, provided that, notwithstanding anything to the contrary herein, no amendment shall be made, without the approval of the shareholders of the Company, that will (i) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Article X), (ii) reduce the exercise price of any Option granted hereunder below the price required by Article VII, or (iii) modify the provisions of the Plan relating to eligibility. The Board of Directors or the Committee shall be authorized to amend the Plan and the Options granted thereunder to permit the Incentive Options granted thereunder to qualify as “incentive stock options” within the meaning of Section 422 of the Code. The rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option shall not be adversely affected by amendment of the Plan or the Option without the consent of the holder of the Option.
          Section 13.3 Termination or Suspension of the Plan. The Board of Directors or the Committee may at any time and for any or no reason suspend or terminate the Plan. The Plan, unless sooner terminated under Article III or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. An Option may not be granted while the Plan is suspended or after it is terminated. Options granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The power of the Committee under Article IV to construe and administer any Options granted prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.
          Section 13.4 Governing Law. The Plan, such Options as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas from time to time obtaining.
          Section 13.5 Partial Invalidity. The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.
          Section 13.6 Successors. This Plan shall be binding on the Company, its successors and assigns.
          ADOPTED this 2nd day of July, 2008.

SILVERLEAF RESORTS, INC.
By:	/S/ ROBERT E. MEAD
Robert E. Mead, Chief Executive Officer

ATTESTED	BY:	/S/ SANDRA CEARLEY
Sandra Cearley, Secretary

SILVERLEAF RESORTS, INC.
Proxy for Special Meeting of Shareholders
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned shareholder of Silverleaf Resorts, Inc., a Texas corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement and hereby appoints Herbert B. Hirsch and Rebecca Janet Whitmore as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of the Common Stock of Silverleaf Resorts, Inc. held of record by the undersigned on June 18, 2008 at the 2008 Special Meeting of Shareholders to be held on July 29, 2008 or at any adjournment or postponement thereof.
          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 and in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the meeting.
(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Fold and Detach Here

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

Please Mark Here for
Address Change or Comments
SEE REVERSE SIDE
1.	Approval of the 2008 Stock Option Plan

FOR	AGAINST	ABSTAIN

2.	The Proxies are authorized to vote upon such other business as may properly come before the meeting.
Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

Signature

Signature

Date
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.